Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended February 29, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(10,102)
Unrealized Gain (Loss) on Market Value of Commodity Futures	720,197
Dividend Income	81,221
Interest Income	170,405
ETF Transaction Fees	350
Total Income (Loss)	$962,071

Expenses
General Partner Management Fees	$31,574
Professional Fees	12,671
Brokerage Commissions	637
Directors' Fees and insurance	1,638
License fees	790
Total Expenses	$47,311
Net Income (Loss)	$914,761

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/24	$66,329,925
Withdrawals (50,000 Shares)	(1,886,165)
Net Income (Loss)	914,761

Net Asset Value End of Month	$65,358,521
Net Asset Value Per Share (1,750,000 Shares)	$37.35

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596